Exhibit 16.1

May 28, 2026

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Century Casinos, Inc.
File No. 0-22900

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Century Casinos, Inc. dated May 28, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP